 Dillard's, Inc.

1600 Cantrell Road
Little Rock, AR 72201

News Release

Contact:       Julie J. Bull
              (501) 376-5965                     For Immediate Release

Dillard's, Inc. Reports Record Fourth Quarter

Earnings per Share of $1.21

March 5, 2002 -- Little Rock,  Arkansas -- Dillard's,  Inc.  (DDS-NYSE)  (the "Company" or  "Dillard's")
today  announced  record fourth  quarter net earnings per share of $1.21 for the 13 weeks ended February
2, 2002.  Net income for the 13-week  period was $102 million  ($1.21 fully diluted  earnings per common share) compared to $66 million ($.78 per fully diluted share) for the 14 weeks ended February 3, 2001.

Chief  Executive  Officer,  William  Dillard,  II, stated,  "It is a great pleasure to announce a record fourth quarter  performance at Dillard's.  We consider our  accomplishments  in the fourth quarter to be solid  affirmation  that we are on the right  track  with our  strategies.  We  planned to become a more successful retailer with these changes.  This is certainly a huge step in the right direction."

Dillard's  management is extremely  pleased with the following  significant  accomplishments  during the thirteen-week period ended February 2, 2002:

o        The Company achieved gross margin improvement of 100 basis points of sales.

o        Dillard's  decreased  year-end  comparable store inventory 5% - following a 13%  year-over-year comparable store inventory decline in the prior year.

o        The  Company  managed  selling,  general  and  administrative  expenses  well.  These  expenses declined 70 basis points of sales.

The Company will host a conference  call to discuss  these results  today,  March 5, 2002, at 11:00 a.m.
Eastern.  The live call is available to all interested parties on the Internet at  WWW.DILLARDS.COM  and
                                                                                   ----------------
www.vcall.com.  A replay  of the call will be  available  at those two  Internet  addresses.  Interested
-------------
parties  may also hear a  telephone  replay of the call at  approximately  1:00 p.m.  Eastern by dialing
1-877-519-4471.  The  reservation  number is  3156887.  This replay  will be  available  until 6:00 p.m.
--------------                                -------
Eastern.

Revenues
--------

Sales for the 13 weeks ended February 2, 2002 were $2.534 billion compared to sales for the 13 weeks ended February 3, 2001 of $2.533 billion.  Total sales were essentially unchanged for the 13-week period.  Sales decreased 1% for the  period on a comparable store basis.  Sales for the 14 weeks*
ended February 3, 2001 were $2.662 billion.

Sales for the 52 weeks ended February 2, 2002 were $8.155 billion compared to sales for the  52 weeks ended February 3, 2001 of $8.425 billion.  Sales decreased 3% on both a total and comparable store basis for the 52-week period.  Sales for the 53-week period* ended February 3, 2001 were $8.567 billion.

*The fiscal reporting periods of 2000 included 14 weeks and 53 weeks for the fourth quarter  and fiscal year, respectively.  These reporting periods ended on February 3, 2001.  For comparison purposes herein, sales are reported based upon13-week and
52-week periods of the most similar weeks.

Income
-------

Net income for the 13 weeks ended February 2, 2002 was $102 million, or $1.21 per fully diluted share compared to $66 million, or $.78 per fully diluted share, in the prior year. Net income for the 52 weeks ended February 2, 2002 was $72 million, or $.85 per share, compared to a net loss of $6 million, or $.06 per share in the prior year.

During the fourth quarter and fiscal year ended February 2, 2002, the Company recorded pre-tax charges for asset impairment and store closing costs of $2 million ($1 million after-tax or $.01 per fully diluted share) and $4 million ($2 million after-tax, or $.03 per fully diluted share), respectively.
During the fourth quarter and fiscal year ended February 3, 2001, the Company recorded pre-tax charges of $51 million ($36 million after-tax, or $.40 per fully diluted share) for asset impairment and store closing costs.

Included  in net income for the fourth  quarter and fiscal  year ended  February 2, 2002 were  after-tax extraordinary  gains from  early  extinguishment  of debt in the  amount of $1  million  ($.01 per fully diluted  share) and $6 million  ($.07 per fully  diluted  share),  respectively.  Included in net income for the fourth quarter and fiscal year ended February 3, 2001 were  after-tax  extraordinary  gains from early  extinguishment  of debt in the  amount of $7  million  ($.09 per fully  diluted  share)  and $ 27 million ($.30 per fully diluted share), respectively.

Effective the beginning of fiscal 2000,  the Company  changed its method of accounting  for  inventories under the retail inventory method.  Financial  statements for all periods  presented herein  incorporate this method of accounting  for  inventories  under the retail  inventory  method and are  comparable for analytical  purposes.  The  change  principally  relates  to the  Company's  accounting  for  allowances received  from  vendors,  from  recording  such  allowances  directly as a reduction to cost of sales to recording such  allowances as a reduction to  inventoriable  product cost. The cumulative  effect of the accounting  change  was to reduce  fiscal  2000 net  income by $130  million  ($1.42  per fully  diluted share).

Gross Margin/Inventory
----------------------

Dillard's  improved  gross margin as a percentage  of sales 100 basis points  during the 13-week  period ended February 2, 2002.  Management  attributes this margin  improvement to the successful  execution of
specific   merchandising   initiatives  to  improve  the  Company's   merchandise  mix  and  competitive
position.  The  Company  improved  gross  margin  as a  percentage  of  sales 30  basis  points  for the fifty-two-week period ended February 2, 2002.

Dillard's  continues to practice  key  merchandise  strategies  which  management  believes are directly responsible for the fourth quarter and fiscal year margin improvement.  These strategies are:

o        Increased  penetration  and  marketing of Dillard's  private  brand  merchandise  - The Company continues  to work  diligently  to build  penetration  and  recognition  of its  private  brand merchandise  as a  means  to  provide  superior  price  and  value  choices  to its  customers.
         Dillard's  management  recognizes  significant  opportunities  for  increased  control over its merchandise  mix and better gross margin  performance  through  expansion of its private  brand program.  During the fourth  quarters  ended  February  2, 2002 and  February  3, 2001 sales of private  brand  merchandise  as a percent of total sales (in  merchandise  categories  in which private  brand  goods are  presented)  were  24.9% and 20.4%,  respectively.  During the fiscal years ended  February 2, 2002 and February 3, 2001,  sales of private  brand  merchandise  as a percent of total sales (in  merchandise  categories in which private brand goods are presented)
         were 18.4% and 15.9%, respectively.

         In October of 2001,  Dillard's  announced  that it is developing an exclusive  brand program in women's  shoes  under the  leadership  of Vince  Camuto,  founder  and former  chief  executive officer of The Nine West Group,  Inc. The team has  developed  four new lines of women's  shoes which are available  exclusively to Dillard's  customers.  The shoes are currently  featured in
         Dillard's  stores.  Dillard's  management  continues to seek  opportunities  to develop similar exclusive brand programs in other merchandise areas.

         Other strategies include:
o        Enhanced markdown strategy*
o        Product-First Buying Philosophy*
o        Reconfiguration of assortments of basic merchandise*

         *See the  Company's  report  on Form  10-K  for the  year  ended  February  3,  2001 for a more detailed discussion of these initiatives.

Debt and Share Repurchase
-------------------------

During the fiscal year ended February 2, 2002 Dillard's continued its focus on debt reduction  and decreased long-term debt approximately $361 million.  The Company accomplished this reduction of indebtedness by repurchasing debt securities prior to their maturity dates and by normal payment of debt upon maturity.

As a result of the Company's reduced debt levels, interest and debt expense declined approximately $9 million and $34 million during the 13-week and 52-week period ended February 2, 2002, respectively.
Interest expense for the thirteen weeks ended February 2, 2002 was $47 million compared to $56 million for the fourteen weeks ended February 3, 2001.  Interest expense for the fiscal years ended February
2, 2002 and February 3, 2001 was $190 million and $224 million, respectively.

During the quarter  ended  February 2, 2002,  Dillard's  repurchased  $22.2  million of its  outstanding unsecured notes,  resulting in after-tax gain of  approximately  $1 million  dollars.  During the fourth quarter the Company paid upon maturity $150 million of 5.79% outstanding notes.

During the 52 weeks ended February 2, 2002,  the Company  repurchased  $91.3 million of its  outstanding unsecured notes, resulting in an after-tax gain of approximately $6 million.

During the 52 weeks ended  February 2, 2002,  the Company  also  retired $100 million of its 6.17% Reset
Put Securities due August 1, 2011 prior to their maturity date.

During the 52 weeks ended  February  2, 2002,  Dillard's  repurchased  $22 million of its Class A Common
Stock under the existing  $200 million  share  repurchase  program.  The program was  authorized  by the
Company's  board  of  directors  in  May  of  2000.   Approximately  $75  million  in  share  repurchase
authorization  remained  under this  open-ended  plan at  February 2, 2002.  At  February  2, 2002,  the
Company had 83.9 million shares of its Class A Common Stock and Class B shares outstanding.

Advertising, Selling, Administrative and General Expenses
---------------------------------------------------------

The Company effectively managed Advertising, selling, administrative and general expenses for the thirteen-week period ended February 2, 2002, decreasing these expenses approximately 70 basis points of sales.  The decrease is primarily a result of the reduction of payroll expense as a percent of sales.  These expenses were $571 million (22.6% of sales) for the 13 weeks ended February 2, 2002 and
$620 (23.3% of sales) million for the 14 weeks ended February 3, 2001.  Advertising, selling, general and administrative expenses were $2.191 billion (26.9% of sales) for the 52 weeks ended February 2,
2002 and $2.220 billion (25.9% of sales) for the 53 weeks ended February 3, 2001.

Accounts Receivable
-------------------

Accounts receivable at February 2, 2002 were $1.075 billion compared to $979 million for the fiscal year ended February 3, 2001.  Management attributes the increase in accounts receivable to increased penetration of Dillard's proprietary credit card sales.  Dillard's has enjoyed positive customer response to recent credit marketing initiatives including the VIP Rewards Program TM.  Additionally, the Company has automated the processing of new accounts under its new Express Credit program which enables faster approval of credit applications.

Store Closings
---------------

Under the Company's  continuing plan to close  under-performing  stores as conditions permit,  Dillard's closed  four  stores  during the 13 weeks ended  February  2, 2002.  The stores  were  located in Tulsa,
Oklahoma;  Cleveland,  Ohio;  San Antonio,  Texas and Miami,  Florida.  The Company  closed eight stores during the fiscal year ended  February 2, 2002.  Additionally,  the Company has  announced  the upcoming closure of its  Bannister  Mall  location  in Kansas  City,  Missouri.  The store is  expected  to close during the first quarter of 2002.

Store Openings-2001
-------------------

During 2001, Dillard's opened seven newly constructed Dillard's stores in the following locations:

Location                            City                   Open Month       Square Feet
--------                            ----                   ----------

Valley Hills Mall           Hickory, NC                       March             160,000
Independence Mall           Wilmington, NC                    March             160,000
The Shops at Willow Bend    Plano, TX                         July              249,000
International Plaza+        Tampa, FL                         September         247,000
The Mall at Wellington Green Village of Wellington, FL        September         200,000
Chandler Fashion Ctr.       Chandler, AZ                      October           200,000
Mall at Stonecrest          Dekalb, GA                        October           200,000

+Replacement store.

The Company purchased four former ZCMI stores located in Idaho and Utah on April 18, 2001.  Dillard's immediately opened these store under the Dillard's nameplate.

Additionally, eight former Montgomery Ward ("Ward's") store locations were purchased on April 25,
2001.   The Company opened the former Ward's building in Towne West Mall in Wichita, Kansas as an expansion of its existing Dillard's location there in January 2002.  In February 2002, the Company opened the former Ward's building at Gulf View Square in Port Richey, Florida as a replacement to its existing location in the same center.  Dillard's will open the former Ward's locations at Battlefield
Mall in Springfield, Missouri and Penn Square in Oklahoma City, Oklahoma as expansions to existing
locations in March and May of  2002, respectively.   Dillard's continues to make progress with the
other former Ward's locations, developing them for best use in their respective markets.

Capital expenditures during the fiscal year ended February 2, 2002 were $271 million.  At February 2,
2002 the Company operated 338 stores in 29 states all under one name - Dillard's.

Store Openings-2002
-------------------

During 2002, the Company plans to open newly constructed Dillard's stores in the following locations:

Location                            City                   Open Month     Square Feet
--------                            ----                   ----------     -----------

Prescott Gateway           Prescott, AZ                       March              98,000
Lynnhaven Mall+            Virginia Beach, VA                 August            180,000
Triangle Town Center       Raleigh, NC                        August            200,000
Randolph Mall              Asheboro, NC                       October            62,000
Parkway Place              Huntsville, AL                     October           180,000
Fashion Show Mall+         Las Vegas, NV                      October           200,000

+Replacement store.

Actions of the Board of Directors
---------------------------------

The Company's Board of Directors has declared a cash dividend of 4 cents per share on the Class A and
Class B Common Stock of the Company payable May 6, 2002 to shareholders of record as of  March 29,
2002.

The Company's Board of Directors has adopted a stockholder rights plan.  The adoption of the rights plan provides protection against unfair takeover tactics, and should encourage anyone seeking to acquire the Company or a significant stake to negotiate with the Board first.  The rights plan is similar to plans adopted by many public companies and other retail department store companies.  The
Company believes that the rights plan should provide a sound and reasonable means of safeguarding the interests of all stockholders should a hostile effort be made to acquire the Company or a significant stake.
"The purpose of this rights plan is to ensure that our board of directors would have sufficient time to study and respond to any unsolicited attempt to acquire the company or a significant stake and enable all Dillard's stockholders to realize the full value of their investment," said William Dillard
II, chief executive officer.  "The adoption of this plan is part of our ongoing effort to implement and execute prudent business practices and is not in response to any proposal or attempt to acquire
Dillard's."
In connection with the adoption of the rights plan, the Board declared a dividend of one preferred share purchase right for each outstanding share of the Company's common stock, which includes both the
Company's Class A and Class B common stock.  Each right, which is not presently exercisable, entitles the holder to purchase one one-thousandth of a share of Series A Junior Participating Preferred
Stock.  In the event that any person acquires 15% or more of the outstanding shares of common stock, each holder of a right (other than the acquiring person or group) will be entitled to receive, upon payment of the exercise price, shares of Class A common stock having a market value of two times the exercise price.  In order to retain flexibility and the ability to maximize stockholder value in the event of unknown future transactions, the Board retains the power to redeem the rights for a set amount.  Dillard's was advised by Simpson Thacher & Bartlett and JP Morgan in adopting the stockholder rights plan and setting its terms.
The distribution of the rights will be made on March 18, 2002, payable to stockholders of record at the close of business on that date.  In conjunction with the distribution, details of the rights will be contained in a letter that is being mailed to all holders of Dillard's common stock as of the record date.

Supplemental Information:___________________________________________
--------------------------------------------------------------------

Sales by Category
------------------

Owned sales  performance  by category for the fourth  quarter and fiscal year is provided  below.  Sales information  is presented for the 13-week  period and 52-week  period ended February 2, 2002 compared to the periods of most comparable weeks ended February 3, 2001.

                                               13 Weeks Ended            52 Weeks Ended
                                               February 2, 2002            February 2, 2002
                                            Total        Comparable        Total     Comparable
                                            -----        ----------        -----     ----------

Cosmetics                                     0%              -1%            0%             -1%
Women's & Juniors Clothing                    1%               1%           -3%             -3%
Children's Clothing                           4%               3%           -1%             -2%
Men's Clothing and Accessories               -3%              -3%           -6%             -6%
Shoes, Accessories and Lingerie               1%               0%           -2%             -2%
Home                                         -1%              -2%           -6%             -7%

Sales by Region
---------------

Sales performance by region for the fourth quarter and fiscal year:

                                            13 Weeks Ended             52 Weeks Ended
                                            February 2, 2002           February 2, 2002
                                            ----------------           ----------------

                  East                           0%                             -3%
                  Central                       -1%                             -4%
                  West                           6%                              0%

Sales Mix
---------

                                             13 Weeks Ended                  52 Weeks Ended
                                            February 2, 2002                February 2, 2002
                                            ----------------                ----------------

Cosmetics                                          14.7%                          13.8%
Women's & Juniors Clothing                         27.2%                          30.9%
Children's Clothing                                 6.8%                           6.9%
Men's Clothing and Accessories                     20.4%                          19.0%
Shoes, Accessories and Lingerie                    19.9%                          20.4%
Home                                               11.0%                           9.0%

Estimates for 2002
------------------

The Company is providing the following estimates for certain income statement items for the fiscal year ended February 2, 2002, based upon current conditions.  Actual results may differ significantly from these estimates as conditions and factors change - See "Forward Looking Information".

                                                            In Millions
                                                            -----------
                                                       2002            2001
                                                     Estimated         Actual
                                                     ---------         ------

         Depreciation and amortization               $  300            $311
         Rental expense                                  70              72
         Interest expense                               170             190
         Capital expenditures                           225             271

Forward-Looking Information
---------------------------

Certain  of  the  information  presented  in  this  press  release  that  addresses  future  results  or expectations is considered  "forward-looking"  information  within the definition of Federal  securities laws.  It is important to note that  Dillard's,  Inc.'s  actual  results  could differ  materially  from those projected in such  forward-looking  statements.  Factors that could cause actual results to differ materially from those expressed or implied in such  forward-looking  statements  include,  among others, economic  and  weather  conditions  in the regions in which the  Company's  stores are located and their effect on the buying  patterns of the Company's  customers,  potential  disruption due to  uncertainties arising  from the  terrorist  attacks  on  America  on  September  11,  2001 and the risks of  continued
terrorist activity and the effect on ongoing consumer  confidence,  adequate and stable  availability of materials  and  production  facilities,  potential  disruption of  international  trade and supply chain efficiencies,  customer  response to the Company's  merchandise,  changes in consumer  spending patterns and debt  levels,  trends in  personal  bankruptcies  and the  impact  of  competitive  market  factors.
Additional  information  concerning  factors that could cause actual results to differ  materially  from those in the  forward-looking  statements is contained  from time to time in the Company's  filings with the Securities and Exchange  Commission,  including but not limited to the Company's  report on Form 10K for the year ended  February 3, 2001.  Copies of these filings may be obtained by contacting  Dillard's,
Inc. or the Securities  and Exchange  Commission.  Filings with the  Securities and Exchange  Commission are also available via EDGAR on the Internet at www.sec.gov.

                                    Dillard's, Inc. and Subsidiaries
                              Condensed Consolidated Statements of Income
                              (Amounts in Millions, Except Per Share Data)

                                                                      13 Weeks Ended              14 Weeks Ended
                                                                   ------------------------------------------------------------

                                                                    February 2, 2002              February 3, 2001
                                                                   ------------------------------------------------------------

                                                                                        % of                         % of
                                                                      Amount         Net Sales      Amount          Net Sales
                                                                   --------------    -----------  ------------  ------------------
                                                                                 (Unaudited)
                                                                   (Unaudited)
Net sales                                                                $ 2,534              -       $ 2,662                -
Total revenues                                                             2,595          102.4%       2,723            102.3%
Cost of sales                                                              1,703           67.2         1,815             68.2
Advertising, selling, administrative and general expenses                    571           22.6           620             23.3
Depreciation and amortization                                                 78            3.1            74              2.8
Rentals                                                                       26            1.0            27              1.0
Interest and debt expense                                                     47            1.8            56              2.1
Asset impairment and store closing charges                                     2            0.1            51              1.9
                                                                   --------------                  -----------
  Total costs and expenses                                                 2,427                        2,643
                                                                   --------------                  -----------
Income before income taxes                                                   168            6.6            80              3.0
Income taxes                                                                  67                           21
                                                                   --------------                  -----------
Income before extraordinary item                                             101            4.0            59              2.2
                                                                                                                             2
Extraordinary gain on early extinguishment of debt,
 taxes
   net of taxes                                                                1              -             7              0.3

                                                                   --------------    -----------   -----------       ----------
Net income                                                               $   102            4.0%       $  66              2.5%
                                                                   ==============    ===========   ===========       ==========

Basic earnings per share:
  Income before extraordinary item                                       $  1.20                       $ 0.69
  Extraordinary gain on early extinguishment of debt,
    net of taxes                                                            0.01                         0.09
                                                                   --------------                  -----------

  Net income                                                             $  1.21                       $ 0.78
  Diluted
                                                                   ==============                  ===========

Diluted earnings per share:
  Income before extraordinary item                                       $  1.20                       $ 0.69
  Extraordinary gain on early extinguishment of debt,
    net of taxes                                                            0.01                         0.09
                                                                   --------------                  -----------

  Net income                                                             $  1.21                       $ 0.78
  Diluted
                                                                   ==============                  ===========

Weighted average shares:
  Basic                                                                     83.7                         85.6
                                                                   ==============                  ===========

  Diluted                                                                   84.1                         85.7
                                                                   ==============                  ===========

                                    Dillard's, Inc. and Subsidiaries
                            Condensed Consolidated Statements of Operations
                              (Amounts in Millions, Except Per Share Data)

                                                                    52 Weeks Ended                  53 Weeks Ended
                                                                   ---------------------------------------------------------

                                                                      February 2, 2002               February 3, 2001
                                                                   ------------------------------------------------------------

                                                                                        % of                         % of
                                                                      Amount         Net Sales        Amount        Net Sales
                                                                   --------------    -----------    ------------    -----------

                                                                   (Unaudited)                                   (Unaudited)
Net sales                                                               $  8,155              -         $ 8,567              -
Total revenues                                                             8,388          102.9%         8,818          102.9%
Cost of sales                                                              5,508           67.5           5,803           67.8

Advertising, selling, administrative and general expenses                  2,191           26.9           2,220           25.9
Depreciation and amortization                                                311            3.8             303            3.5
Rentals                                                                       72            0.9              76            0.9
Interest and debt expense                                                    190            2.4             224            2.6
Asset impairment and store closing charges                                     4              -              51            0.6
                                                                   --------------                   ------------
  Total costs and expenses                                                 8,276                          8,677
                                                                   --------------                   ------------
Income before income taxes                                                   112            1.4             141            1.6
Income taxes                                                                  46                             44

                                                                   --------------                   ------------
Income before extraordinary item and cumulative
  effect of accounting change                                                 66            0.8              97            1.1
Extraordinary gain on early extinguishment of debt,
   net of taxes                                                                6            0.1              27            0.3
Cumulative effect of accounting change, net of taxes                           -              -           (130)          (1.5)
                                                                   --------------    -----------    ------------       --------

Net income (loss)                                                         $   72            0.9%        $  (6)          (0.1)  %
                                                                   ==============    ===========    ============       ========

Basic earnings per share:
  Income before extraordinary item and
     cumulative effect of accounting change                             $   0.78                        $  1.06
  Extraordinary gain on early extinguishment of debt,
      net of taxes                                                          0.07                           0.30

  Cumulative effect of accounting change, net of taxes                         -                         (1.42)
                                                                   --------------                   ------------

  Net income (loss)                                                      $  0.85                       $ (0.06)

                                                                   ==============                   ============

Diluted earnings per share:
  Income before extraordinary item and
     cumulative effect of accounting change                             $   0.78                        $  1.06
  Extraordinary gain on early extinguishment of debt,
      net of taxes                                                          0.07                           0.30

  Cumulative effect of accounting change, net of taxes                         -                         (1.42)
                                                                   --------------                   ------------

  Net income (loss)                                                      $  0.85                       $ (0.06)
  Diluted
                                                                   ==============                   ============

Weighted average shares:
  Basic                                                                     84.0                           91.2
                                                                   ==============                   ============

  Diluted                                                                   84.5                           91.2
                                                                  ==============                   ============

                                        Dillard's, Inc. and Subsidiaries
                                      Condensed Consolidated Balance Sheets
                                              (Amounts in Millions)

                                                                           February 2,   February 3,
                                                                               2002          2001
                                                                           ------------- -------------
Assets                                                                            (Unaudited)
Current Assets:
  Cash and cash equivalents                                                     $  153        $   194
  Trade accounts receivable                                                      1,075            979
  Merchandise inventories                                                        1,562          1,616
  Other current assets                                                              24             54
                                                                           ------------  -------------
    Total current assets                                                         2,814          2,843

Property and equipment                                                           3,456          3,508
Goodwill                                                                           570            585
Other assets                                                                       235            263
                                                                           ------------  -------------

  Total Assets                                                                  $7,075        $ 7,199
                                                                           ============  =============

Liabilities and Stockholders' Equity
Current  Liabilities:
  Trade accounts payable and accrued expenses                                     $808          $ 648
  Current portion of long-term debt and capital leases                             101            211
  Federal and state income taxes                                                    19             17
                                                                           ------------  -------------
    Total current liabilities                                                      928            876

Long-term debt and capital leases                                                2,146          2,397
Other liabilities                                                                  158            126
Deferred income taxes                                                              644            639
Guaranteed preferred beneficial interests in the
  Company's subordinated debentures                                                531            531
Stockholders' equity                                                             2,668          2,630
                                                                           ------------  -------------

    Total Liabilities and Stockholders' Equity                                 $ 7,075        $ 7,199
                                                                           ============  =============

                                           Other Financial Information
                                              (Amounts in Millions)
                                                   (Unaudited)
                                                                            February 2,  February 3,
                                                                               2002         2001
                                                                            ------------ -----------

Square footage                                                                     56.8        56.5
                                                                            ============ ===========
Capital expenditures:
  Quarter ended                                                                  $ 68.7      $ 69.5
  Year ended                                                                      270.6       225.6